Exhibit 10.1

SUCCESS BONUS AGREEMENT

This SUCCESS BONUS AGREEMENT (this “Agreement”) is entered into on this 8th day of September, 2011 by and between Fortune Brands, Inc., a Delaware corporation (the “Company”), and Bruce A. Carbonari (the “Executive”). Capitalized terms used but not otherwise defined in the Agreement have the meanings ascribed to such terms in Section 3.

WHEREAS, the Company is pursuing a spin-off of its home and security business to the stockholders of the Company; and

WHEREAS, the Executive is a key employee of the Company, and the Company has determined that it is in the best interest of the Company to secure the Executive’s continued services and to ensure the Executive’s continued dedication and objectivity in the consummation of a Spin-off without concern as to whether the Executive might be hindered or distracted by personal uncertainties or risks created by the Spin-off, and to encourage the Executive’s full attention and dedication to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the Company and the Executive agree as follows:

1. Success Bonus.

(a) In General. Subject to the provisions of this Section 1, if the Executive remains continuously employed by the Company through December 31, 2011, the Executive shall be entitled to a success bonus (the “Success Bonus”) equal to $1,200,000. Notwithstanding anything to the contrary contained in this Section 1, the Executive shall not be entitled to the Success Bonus unless a Spin-off occurs on or before December 31, 2011

(b) Payment of Success Bonus. Subject to paragraph (c) below, the Success Bonus shall be payable in a single cash payment on the last business day of January 2012. If, following consummation of the Spin-off and prior to January 1, 2012, the Executive’s employment with the Company terminates for any reason (other than by reason of Executive’s death or Disability (as hereinafter defined), Executive’s voluntary resignation or termination by the Company for “Cause”, as defined in the Severance Agreement between Executive and the Company), the Executive shall be entitled to the Success Bonus, subject to and in accordance with the terms of this Agreement. If prior to payment of the Success Bonus, the Executive dies or become disabled (a “Disability”) within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) (whether such death or Disability occurs prior to or following consummation of the Spin-off), then subject to paragraph (c) below, the Success Bonus shall be payable to Executive (or, in the event of death, to Executive’s beneficiary or estate) as soon as practicable following the date of death or Disability (but in no event prior to the consummation of the Spin-off).

(c) Further Conditions; Clawback. As an inducement to his eligibility to receive the Success Bonus, Executive agrees that, except for his employment with the Company, he shall not, during the two-year period following the Spin-off (or in the event of Executive’s death during such two-year period, prior to the date of his death), directly or indirectly (except with the prior written consent of the Company): (1) become employed by, a consultant to, a stockholder, partner or owner in, or otherwise affiliated with (collectively, the “Affiliation”) any person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) which, at any time during the Affiliation, whether directly or through its affiliates or associates, (A) owns, acquires, offers to acquire, announces an intention to acquire or agrees to acquire, directly or indirectly, by purchase, gift or otherwise, (i) beneficial or record ownership of more than five percent (5%) of the voting securities of the Company or Spinco or (ii) any of the assets or business of Spinco, the Company or any of their respective subsidiaries, (B) makes, or in any way participates in, directly or indirectly, any solicitation of proxies to vote, or seeks to advise or influence any person or entity with respect to the voting of any voting securities of the Company or Spinco, (C) initiates any stockholder proposal or the convening of a stockholders’ meeting of or involving the Company or Spinco or any of their respective subsidiaries, (D) enters, agrees to enter, proposes or seeks to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or Spinco, (E) forms, joins or in any way participates in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or Spinco or (F) otherwise acts, alone or in concert with others, to seek to control or influence the management, board of directors, governing instruments, policies or affairs of the Company or Spinco or any of their respective subsidiaries; (2) advise, assist, encourage or enter into any discussions, negotiations, agreement or understandings with any person with respect to any matters described in (A)-(F) above; or (3) himself take any action described in (A)-(F) above. In the event of Executive’s breach of the provisions of this paragraph l(c), Executive agrees that (x) he shall not be entitled to payment of the Success Bonus if such Success Bonus has not yet been paid and (y) if the Success Bonus has previously been paid, he shall repay to the Company, promptly upon receipt of written notice from the Company, an amount equal to sixty percent (60%) of the Success Bonus (representing, for purposes of this Agreement, the after-tax proceeds of the Success Bonus).

(d) Employment with Affiliates. For purposes of this Agreement, employment with the Company shall be deemed to include employment with any of its affiliates.

2. Withholding Taxes. The Company shall withhold from the Success Bonus due to the Executive (or his beneficiary or estate, if applicable) all taxes which, by applicable federal, state, local or other law, are required to be withheld.

3. Definitions. The terms used in this Agreement shall have the following meanings:

“Spinco” shall mean Fortune Brands Home & Security, Inc. or its successor.

“Spin-off” shall mean a spin-off of Spinco to the stockholders of the Company that occurs on or before December 31, 2011.

4. Completion of Spin-off. The Executive shall fully cooperate and use his best efforts to assist the Company in the consummation of the Spin-off.

5. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered mail, return receipt requested, or sent by overnight mail, postage and registry fees prepaid, to the applicable party and addressed, if to the Company, to Fortune Brands, Inc., Attention Senior Vice President, General Counsel and Secretary, 520 Lake Cook Road, Deerfield, Illinois 60015 and, if to the Executive, to the address set forth in the employment records of the Company. Addresses may be changed by notice in writing signed by the addressee.

6. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties, regarding the subject matter of this Agreement. Nothing in this Agreement shall affect the other compensation and benefits for which the Executive is eligible as an employee of the Company or Spinco, including without limitation annual performance-based bonuses. The Success Bonus shall not be considered compensation for purposes of any employee benefit plan, program, policy, or arrangement maintained or later established by the Company, Spinco or any of their respective affiliates except as expressly provided under such plan, program, policy or arrangement.

(b) Amendment; Waiver. This Agreement may not be amended supplemented, canceled or terminated, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

(c) Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company’s business and properties. The Company may assign its rights and obligations under this Agreement to any of its affiliated companies without the consent of the Executive, but shall remain liable for any payments payable to the Executive under this Agreement not timely made by any assignee. The Executive’s rights or obligations under this Agreement may not be assigned by the Executive.

(d) Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions of this Agreement.

(e) Section 409A. The payments to the Executive pursuant to this Agreement are intended to be exempt from or compliant with Section 409A of the Code, and this Agreement shall be interpreted and construed consistently with such intent. In the event the terms of this Agreement would subject the Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company may modify the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement.

(f) Headings. The headings contained in this Agreement are for references purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

(i) Third-Party Beneficiary. Each of the Company and Executive acknowledges and agrees that (1) Spinco shall be a third-party beneficiary of this Agreement and shall be entitled to enforce the provisions set forth in Section l(c) and Section 6(j) of this Agreement and (2) notwithstanding Section 6(b) of this Agreement, no party shall amend or waive any of Spinco’s rights under Section l(c) or Section 6(j) without the prior written consent of Spinco.

(j) Specific Performance. Without prejudice to the rights and remedies otherwise available to each of the parties, each party shall be entitled to equitable relief by way of specific performance, injunction or otherwise if the other party breaches or threatens to breach any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FORTUNE BRANDS, INC.

By:
Elizabeth R. Lane
Vice President, Human Resources

Bruce A. Carbonari